Exhibit 4.1

INVESTOR RIGHTS AGREEMENT

Dated as of March 10, 2017

by and among

CONNECTURE, INC.,

FRANCISCO PARTNERS IV, L.P.,

FRANCISCO PARTNERS IV-A, L.P.

and

CHRYSALIS VENTURES II, L.P.

Table of Contents

		Page

	ARTICLE I
	Definitions
SECTION 1.01.	Definitions	1
	ARTICLE II
	Corporate Governance
SECTION 2.01.	Actions at the Closing	9
SECTION 2.02.	Committee Composition.	10
SECTION 2.03.	Investor Director; Observer.	11
SECTION 2.04.	Step-Downs of Investor Board Rights.	13
SECTION 2.05.	Director Qualifications	14
SECTION 2.06.	Investor Consent	15
SECTION 2.07.	Corporate Opportunities	16
SECTION 2.08.	Board Obligations	16
	ARTICLE III
	Registration Rights
SECTION 3.01.	Registration	16
SECTION 3.02.	Piggyback Registration	19
SECTION 3.03.	Registration Procedures	21
SECTION 3.04.	Suspension	25
SECTION 3.05.	Expenses of Registration	26
SECTION 3.06.	Information by Holders	26
SECTION 3.07.	Rule 144 Reporting	27
SECTION 3.08.	Holdback Agreement	28
SECTION 3.09.	Indemnification	28
SECTION 3.10.	Transfer of Registration Rights	31
SECTION 3.11.	Termination of Registration Rights	31
SECTION 3.12.	Registration Default	32
	ARTICLE IV
	Limitations on Transfers
SECTION 4.01.	Limitation on Transfer of Series B Preferred Stock	33
SECTION 4.02.	Permitted Transfers	33
SECTION 4.03.	Legend	34
	ARTICLE V
	Additional Agreements
SECTION 5.01.	Information and Access	35
SECTION 5.02.	Confidentiality	36
SECTION 5.03.	Section 16 Matters	37
	ARTICLE VI
	Miscellaneous
SECTION 6.01.	Notices	38
SECTION 6.02.	Amendments; Waivers	39
SECTION 6.03.	Counterparts and Facsimile	39

ii

INVESTOR RIGHTS AGREEMENT, dated as of March 10, 2017 (this “Agreement”), by and among Connecture, Inc., a Delaware corporation (the “Company”), Francisco Partners IV, L.P., a Cayman Islands limited partnership, Francisco Partners IV-A, L.P., a Cayman Islands limited partnership (together with Francisco Partners IV, L.P., the “FP Investors”), and, solely for purposes of Articles III, IV and VI and Section 5.03 (and related definitions) hereof, Chrysalis Ventures II, L.P., a Delaware limited partnership (“Chrysalis” and, together with the FP Investors, the “Investors” and each, an “Investor”).

WHEREAS, the Company and the Investors are parties to an Investment Agreement, dated as of the date hereof (the “Investment Agreement”), pursuant to which on the date hereof the Company issued, sold and delivered to the Investors, and the Investors purchased and acquired from the Company, pursuant to the terms and subject to the conditions set forth therein, an aggregate of 17,500 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), having the designation, powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Certificate of Amendment of the Company’s Certificate of Incorporation filed with the Department of State of the State of Delaware on the date hereof, providing for the designation of the Series B Preferred Stock (the “Series B Certificate of Designations”); and

WHEREAS, the Company and the Investors desire to establish in this Agreement certain terms and conditions concerning the rights of and restrictions on the Investors with respect to the Investors’ ownership of the Series B Preferred Stock and other capital stock of the Company, and it is a condition of the closing of the transactions contemplated by the Investment Agreement that the Company and the Investors execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
Definitions

SECTION 1.01.Definitions.  As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“5.0% Aggregate Beneficial Ownership Requirement” means that the FP Investor Parties beneficially own, on any date of determination, shares of Series A Preferred Stock, shares of Series B Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 5.0% of the aggregate number of outstanding shares of Common Stock (including the Series A Preferred Stock and Series B Preferred Stock on an as converted basis) of the Company.

“10.0% Beneficial Ownership Requirement” means that the FP Investor Parties continue to beneficially own at all times shares of Series A Preferred Stock, shares of Series B Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as converted basis, at least 10.0% of the number of shares of Common Stock beneficially owned by the FP Investor Parties, on an as converted basis, as of the Closing.

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with legal counsel): (a) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (c) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided that the following Persons shall not be deemed to be Affiliates of an Investor or any of its Affiliates: (a) the Company and its Subsidiaries and (b) any portfolio company in which such Investor or any of its Affiliates has an investment (whether debt or equity) or any of such portfolio companies’ controlled Affiliates, so long as, in the case of this clause (b), such Person shall not have been acting on behalf of or at the direction of such Investor or any of its Affiliates or received any Confidential Information from or on behalf of such Investor (it being acknowledged and agreed that an employee of such Investor or its Affiliates that is a director or officer of such portfolio company or its controlled Affiliates shall not be deemed to have received Confidential Information solely by reason of such individual serving on the board or similar governing body of such portfolio company). For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately, within 60 days or otherwise (including assuming conversion of all Series A Preferred Stock and Series B Preferred Stock, if any, owned by such Person into shares of Common Stock).

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company as of the Signing Date, as the same shall be amended, modified or supplemented between the Signing Date and Closing in accordance with the Investment Agreement, and as may be amended, modified or supplemented from and after the Closing in compliance with this Agreement.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Company.

“Certificate of Incorporation” means the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended by the Series A Certificate of Designations, as amended by the Series B Certificate of Designations, as the same may be further amended from time to time in compliance with this Agreement and the Investment Agreement.

“Closing” means the closing of the Purchase.

“Closing Date” means the date on which the Closing occurs.

“Committee Qualification Requirements” means, with respect to each committee of the Board, the requirements for service on such committee generally applicable to all of the members of such committee (and not, for the avoidance of doubt, requirements applicable to a director fulfilling a particular function) as set forth in (a) any applicable Law, (b) the NASDAQ Stock Market Rules, (c) the Corporate Governance Guidelines and (d) such committee’s charter, in the case of clauses (c) and (d), as publicly disclosed and as in effect prior to the Signing Date, and as may be amended, modified or supplemented from and after the Closing in compliance with this Agreement.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any Capital Stock issued in exchange for or as a result of the conversion of such Common Stock.

“Competitor” means those Persons identified by the Board in its good faith judgment as directly and actively engaged in the operation of a web-based consumer shopping, enrollment and retention platform for health insurance distribution or similar business competitive with the Company; provided that “Competitor” shall not include any financial institution, conglomerate, private equity firm, hedge fund, mutual fund, sovereign wealth fund, family office or other institutional investors or similar entity or any Affiliate thereof which owns, is under common control with, or has an equity or debt interest in, any portfolio company or Affiliate that is a Competitor (other than any such portfolio company or Affiliate that is a Competitor).

“Conversion Shares” means the Common Stock issuable upon the conversion or exchange of (i) the shares of Series B Preferred Stock and (ii) any Common Stock issuable as a dividend on the shares of Series B Preferred Stock.

“Corporate Governance Guidelines” means the corporate governance guidelines of the Company applicable to all members of the Board or of such Board committee, as applicable, as publicly disclosed and as in effect prior to the Signing Date, as the same shall be amended, modified or supplemented between the Signing Date and Closing in accordance with the Investment Agreement, and as may be amended, modified or supplemented from and after the Closing in accordance with this Agreement.

“Director” means a member of the Board.

“Director Qualification Standards” means (a) any requirements generally applicable to all of the Directors (and not, for the avoidance of doubt, requirements applicable to a director fulfilling a particular function) regarding service as a Director of the Company under applicable Law or the rules and regulations of NASDAQ and (b) any additional qualification standards generally applicable to all Directors (and not, for the avoidance of doubt, requirements applicable to a director fulfilling a particular function) established by the Board for eligibility of individuals to serve as Directors as in effect and publicly disclosed prior to the Signing Date, as the same may be amended, modified or supplemented from and after the Closing in accordance with this Agreement.

“Equity Security” means (a) any Common Stock, Series A Preferred Stock, Series B Preferred Stock or other Voting Stock, (b) any securities of the Company convertible into or exchangeable for Common Stock, Series A Preferred Stock, Series B Preferred Stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock, Series A Preferred Stock, Series B Preferred Stock or other Voting Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fall-Away of Investor Board Rights” means the first day on which the 10.0% Beneficial Ownership Requirement is not satisfied.

“FP Investor Party” or “FP Investor Parties”, as applicable, means, collectively, the FP Investors and their respective Affiliates and any investment fund managed or controlled by any FP Investor or its Affiliates to whom (a) shares of Series B Preferred Stock or Common Stock are transferred pursuant to and in accordance with Section 4.02 or (b) shares of Series A Preferred Stock or Common Stock are transferred pursuant to and in accordance with Section 4.02 of that certain Investment Agreement dated as of March 11, 2016, among the parties hereto.

“Governmental Entity” means any federal, state, provincial, local or foreign governmental, administrative or regulatory (including any stock exchange) authority, agency, court, instrumentality, binding arbitration body, commission or other entity or self-regulatory organization.

“Investor Director Designee” means any individual designated in writing by the FP Investor Parties to be designated, appointed or elected to the Board pursuant to Section 2.01(b) or 2.03, as applicable. For the avoidance of doubt, each of the Initial Investor Director Designees shall be considered an Investor Director Designee for all purposes of this Agreement.

“Investor Director” means any member of the Board who was designated, appointed or elected to the Board pursuant to Section 2.01(b) or 2.03 as the Investor Director Designee.

“Judgment” means any judgment, writ, stipulation, award, injunction, determination, order or decree of any Governmental Entity.

“Laws” means all federal, national, state, or local statutes, laws (including common laws), ordinances, rules, requirements, directives or regulations of any Governmental Entity, together with any decision or approval of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Entity.

“Material Company Breach” means the Company materially breaches any provision of any Transaction Document and fails to cure such breach, in the event such breach is curable, within five (5) days following written notice thereof from any Investor.

“NASDAQ” means the NASDAQ Global Market and its successors.

“National Securities Exchange” means the NYSE or NASDAQ.

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board or any successor committee thereto.

“NYSE” means the New York Stock Exchange and its successors.

“Other Director” means a Director that is not designated by the FP Investor Parties.

“Person” means any individual, estate, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“Prohibited Transferee” means those Competitors of the Company identified by the Company by prior written notice to the Investors on the date hereof and Affiliates of such Competitors that are either identified in such notice or are clearly identifiable on the basis of such Affiliates’ names, which list of Prohibited Transferees may be updated by the Company on the last day of each fiscal quarter by written notice to the Investors on such date in the manner contemplated in Section 6.01, with such updated list taking effect on the date of receipt of such notice, provided that it shall take effect on the 20th day of the following calendar month with respect to a particular Competitor if the transferring holder had been in contact with such Competitor prior to the date of receipt of such notice regarding such transfer (i.e., January 20 if notice of updated list sent on December 31), it being understood and agreed that the identification of any Person as a Prohibited Transferee after the Closing Date shall not apply to retroactively disqualify any Person that has previously acquired (or acquires prior to the 20th day of the following calendar month if the transferring holder had been in contact with such Person prior to the date of receipt of notice of the updated list regarding such transfer) any shares of Series B Preferred Stock (including any Conversion Shares) or beneficial interest therein so long as such Person was not a Prohibited Transferee at the time it became the holder of such shares of Series B Preferred Stock or beneficial interest therein.  The list of Prohibited Transferees shall be made available upon request to the Investors and their transferees and their respective prospective transferees.

“Purchase” means the purchase of Series B Preferred Stock by the Investors pursuant to the Investment Agreement.

“register”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement with the SEC in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the SEC or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means all shares of Series B Preferred Stock and all Conversion Shares; provided, however, that such securities shall cease to be Registrable Securities when (a) a registration statement relating to all such securities shall have been declared effective by the SEC and all such securities shall have been disposed of by an Investor pursuant to such registration statement, (b) all such securities are freely tradeable by an Investor pursuant to Rule 144 promulgated under the Securities Act within one three-month period without registration, or (c) in the case of Series B Preferred Stock, all such securities have been converted into Common Stock or redeemed in accordance with their terms and are no longer outstanding.

“Registration Expenses” means (a) all expenses incurred by the Company in complying with Sections 3.01 or 3.02, including all registration, qualification, listing and filing fees, expenses incurred by the Company in connection with any roadshow related to such registration and offering, auditor fees, printing expenses, escrow fees, and fees and disbursements of counsel for the Company, blue sky fees and expenses; (b) reasonable, documented out-of-pocket fees and expenses of one outside legal counsel to the Investors and all Holders retained in connection with registrations contemplated hereby; and (c) reasonable, documented out-of-pocket fees and expenses for any local counsel necessary to effect a registration contemplated hereby, if applicable; provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

“Related Investment Funds” means (a) any current or potential private equity funds, parallel investment funds, co-investment funds, successor investment funds and other investment vehicles and managed accounts under direct or indirect common management, governance or control and other similar investment management relationships with, any Investor or its Affiliates and (b) any current or potential limited partners or members of each Person described in clause (a).

“Representatives” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, consultants or other advisors, agents or representatives of such Person or any of its Affiliates.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means (a) all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by any Investor holding Registrable Securities and (b) the fees and expenses of any counsel to such Investor (other than such fees and expenses expressly included in Registration Expenses).

“Series A Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, having the designation, powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Certificate of Amendment of the Company’s Certificate of Incorporation filed with the Department of State of the State of Delaware on April 29, 2016, providing for the designation of the Series A Preferred Stock (the “Series A Certificate of Designations”).

“Shelf Registration” means a Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.

“Signing Date” means the date hereof.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” has the meaning set forth in the Investment Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

“Voting Stock” means the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and any other Capital Stock of the Company having the right to vote generally in any election of Directors.

(a)  In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Action	6.04(c)
Agreement	Preamble
Chrysalis	Preamble
Company	Preamble
Company Indemnified Parties	3.09(a)
Confidential Information	5.02
Effectiveness Period	3.01(b)
FINRA	3.03(a)(xiv)
FP Investors	Preamble
Holder Indemnified Parties	3.09(b)
Holders	3.01(a)
Indemnified Party	3.09(c)
Indemnifying Party	3.09(c)
Initial Investor Director Designee	2.01(b)(ii)
Interruption Period	3.03(b)
Investment Agreement	Recitals
Investor	Preamble
Investor Related Parties	2.07
Investor Transactions	2.07
Lead Independent Director	2.02(b)
Losses	3.08
Observer	2.02(b)

Term	Section
Offering Persons	3.03(a)(xv)
Piggyback Registration Statement	3.02(b)
Piggyback Request	3.02(b)
Registration Default	3.12
Resale Shelf Registration Statement	3.01(a)
Restricted Period	4.01(a)
Series B Preferred Stock	Recitals
Series B Certificate of Designations	Recitals
Shelf Offering	3.01(g)
Subsequent Holder Notice	3.01(e)
Subsequent Shelf Registration	3.01(c)
Take-Down Notice	3.01(g)
Transfer	4.01(a)
Underwritten Offering	3.01(f)(i)
Underwritten Offering Notice	3.01(f)(i)

ARTICLE II
Corporate Governance

SECTION 2.01.Actions at the Closing.  The Company and the Board shall take all necessary action to cause, effective as of the Closing:

(a)  the size of the Board to be increased to 8 members;

(b)  the Board to include two members to be designated by the FP Investor Parties, one of whom shall be a Class II Director whose term expires at the 2019 annual meeting of the Company’s stockholders and the other of whom shall be a Class I Director whose term expires at the 2018 annual meeting of the Company’s stockholders (the “Initial Investor Director Designees”); and

(c)  the Board to establish a committee of the Board, the sole members of which are the Initial Investor Director Designees, and the charter of which will provide that only Investor Directors may be members and amendment of such charter requires the approval of the Investor Directors, which committee shall have sole authority to approve or ratify increasing the size of the Board pursuant to Section 2.03(b), increasing the size of any committee of the Board pursuant to Section 2.02(a), filling vacancies on the Board with respect to any vacancies created as a result of an increase in the size of the Board pursuant to Section 2.03(b), any vacancy due to one or more Initial Investor Director Designees not being members of the Board as of the Closing, or any vacancy filled by the removal or resignation of any Investor Director, to the extent that any such approval or ratification is required.  The committee of the Board required pursuant to this Section 2.01(c) shall remain in existence for so long as the FP Investor Parties are entitled to designate Investor Directors pursuant to Section 2.03, and upon the termination of such rights, such committee shall automatically dissolve, with all rights delegated to such committee returned to the Board.

SECTION 2.02.Committee Composition.

(a)  Unless and until there has occurred a Fall-Away of Investor Board Rights, for so long as the 5.0% Aggregate Beneficial Ownership Requirement is satisfied, the FP Investor Parties shall have the right to designate up to such number of Investor Directors to serve on each committee of the Board such that the aggregate number of Investor Directors on such committee will equal the product of (x) the percentage of the total voting power for the regular election of directors of the Company beneficially owned by the FP Investor Parties and (y) the number of Directors then on such committee; provided, however, that such product shall be rounded up to the nearest whole number of Directors, and to remove and/or replace such Investor Directors, and the Company shall cause the Board to promptly (and in any event within three Business Days of such request, unless otherwise mutually agreed) designate such Investor Directors to serve as members of such committees of the Board as the FP Investor Parties shall identify, and remove such Investor Directors as members of the committees of the Board as identified by the FP Investor Parties; provided, that the designation of any Investor Director shall in each case be subject to such Investor Director meeting the applicable Committee Qualification Requirements.  The Company shall (i) if necessary, cause the Board, as promptly as reasonably practicable (and in any event within three Business Days of such designation), to increase the size of any committee by such number of Investor Director(s) and to fill the resulting vacancy with such Investor Director and (ii) automatically and without further action by the Board, include such Investor Director on such committee.  Other than as required by the rules and regulations of the SEC and NASDAQ, the Company’s corporate governance guidelines applicable to all of the members of such committee or such committee’s charter, no Investor Director designated to the a committee of the Board pursuant to this Section 2.02 shall be removed from his or her position on such committee without the consent of the FP Investor Parties.

(b)  If at any time an Investor Director does not meet the Committee Qualification Requirements, the FP Investor Parties shall have the right to select another Investor Director or one of the Other Directors, and the Board shall take all necessary action to appoint such other Investor Director or Other Director (subject to such other Investor Director’s or Other Director’s agreement to serve and such other Investor Director or Other Director meeting the Committee Qualification Requirements), to serve on such committee of the Board in place of the applicable Investor Director.

(c)  Unless and until there has occurred a Fall-Away of Investor Board Rights, the FP Investor Parties shall have the right to designate any person (including, for the avoidance of doubt, the Investor Director, if any) to serve as a non-voting observer (an “Observer”) on each committee of the Board that does not include an Investor Director as a member, which Observer shall have the rights set forth in Section 2.03(c).

SECTION 2.03.Investor Director; Observer.

(a)  Unless and until there has occurred a Fall-Away of Investor Board Rights, (i) for so long as the 5.0% Aggregate Beneficial Ownership Requirement is satisfied, the FP Investor Parties shall be entitled to designate up to such number of Persons to serve as Investor Directors such that the aggregate number of Investor Directors will equal the product of (x) the percentage of the total voting power for the regular election of directors of the Company beneficially owned by the FP Investor Parties and (y) the number of directors then on the Board; provided, however, that such product shall be rounded up to the nearest whole number of directors, subject to such Person’s satisfaction of the Director Qualification Standards and (ii) at any time that no Investor Director is a member of the Board, the FP Investor Parties shall be entitled to designate one (1) Observer to the Board.

(b)  In the event that the FP Investor Parties designate any Investor Director Designee(s) pursuant to clause (a)(i) above, the Company shall (i) if necessary, cause the Board, as promptly as reasonably practicable (and in any event within three Business Days of such designation), to increase the size of the Board by such number of Investor Director Designee(s) and to fill the resulting vacancy with such Investor Director Designee(s), (ii) automatically and without further action by the Board, include such Investor Director Designee(s) on the Board, (iii) include such Investor Director Designee(s) in its slate of nominees for election to the Board at each annual or special meeting of the stockholders of the Company at which directors are to be elected and at which the seat held by such Investor Director Designee(s) is subject to election and (iv) recommend that the Company’s stockholders vote in favor of the election of such Investor Director Designee(s) at any such annual or special meeting of the Company’s stockholders and shall use its reasonable best efforts to cause such Investor Director Designee(s) to be elected by the stockholders, subject in each case to the Directors’ fiduciary duties. The Company and the Board shall take all necessary actions to ensure that, at all times when the Investor Director Designee is eligible to be designated, appointed or nominated, there are sufficient vacancies on the Board to permit such designation. For the avoidance of doubt, the FP Investor Parties shall not be required to comply with the advance notice provisions generally applicable to the nomination of Directors by the Company so long as the FP Investor Parties provide reasonable advance notice to the Company of the Director Designee prior to the mailing of the proxy statement by the Company (provided, that the Company shall provide reasonable advance notice to the FP Investor Parties of the expected mailing date).

(c)  In the event that the FP Investor Parties designate an Observer pursuant to Section 2.03(a) or an Observer of a Board committee pursuant to Section 2.02(c), such Observer shall (i) have the right to receive (when and as received by the Directors of the Board or members of such committee) due notice of and to attend (whether in person or by telephone) and participate in discussions at (but not vote on any matters on which the Directors are entitled to vote) all meetings of the Board and all meetings of committees of the Board, and (ii) have the right to receive copies of all documents and other information, including minutes, consents, business plans, presentation materials, budgets and financial information furnished generally to members of the Board and all committees thereof when and as received by the members of the Board or committee thereof, as applicable; provided, however, that the Company reserves the right to exclude the Observer from access to any material or meeting or portion thereof upon the vote of a majority of the Directors or members of such committee, as applicable, if (x) such exclusion is reasonably necessary to preserve the attorney-client privilege, (y) the Company has received advice of legal counsel that if the Observer obtained such information it would result in a conflict of interest or (z) the Company has received advice of legal counsel that providing the Observer such information is prohibited under applicable Laws; provided, further, that at any time that the FP Investor Parties are not entitled to designate for nomination an Investor Director Designee pursuant to Section 2.03(a)(i) due to the FP Investor Parties’ failure to satisfy the 5.0% Aggregate Beneficial Ownership Requirement, the Company reserves the right to exclude the Observer on any committee of the Board from access to any committee material or committee meeting or portion thereof upon the vote of a majority of the members of such committee if, in the good faith reasonable judgment of such committee members, such exclusion is in the best interests of the Company and its stockholders; provided, further, that the Observer appointed, from time to time by the FP Investor Parties shall hold all Confidential Information disclosed at any meeting of the Board or in connection with any consent of the Board, in accordance with the provisions of Section 5.02.  The Company shall use its good faith efforts to provide advance written notice to the Observer of any intent to withhold information from such Observer or to exclude such Observer from attending any meeting or portion thereof in accordance with this Section 2.03(c), together with a general description of the information or materials that has been withheld to the extent that providing such description is not reasonably expected to either jeopardize the attorney-client privilege to be preserved or result in the conflict to be avoided.

(d)  Without the prior written consent of the FP Investor Parties, until such time as the Fall-Away of the Investor Board Rights has occurred, the Board shall not remove any Investor Director or Observer from his or her respective position (subject to Section 2.04).  The FP Investor Parties shall have the sole right to remove any Investor Director or Observer at any time and to nominate, designate or appoint, as applicable, any replacement or successor thereof.

(e)  If an Investor Director ceases to serve on the Board for any reason (other than pursuant to Section 2.04) during his or her term (until such time as there has occurred a Fall-Away of Investor Board Rights or the 5.0% Aggregate Beneficial Ownership Requirement is not satisfied), the vacancy created thereby shall be filled, and the Company shall cause the Board to fill such vacancy, with a new Investor Director Designee and appoint such Investor Director to any  committee of the Board requested by the FP Parties in accordance with Section 2.02, subject to satisfaction of the applicable Committee Qualification Requirements.

(f)  Unless and until there has occurred a Fall-Away of Investor Board Rights or the 5.0% Aggregate Beneficial Ownership Requirement is not satisfied, upon the written request of the FP Investor Parties, the Board shall cause the Company to call a special meeting of the holders of Series B Preferred Stock for the purpose of electing the Investor Directors at such time and location as the FP Investor Parties may reasonably request (subject to applicable Law), in addition to designation by written request of the FP Investor Parties.

(g)  For the avoidance of doubt, the Investor Directors and Observer shall be entitled to travel and expense reimbursement for their reasonable and documented out-of-pocket expenses incurred in connection with travelling to and from meetings of the Board and/or any committee of the Board.  In addition, (x) the Investor Directors shall be entitled to enter into a customary indemnification agreement with the Company on terms that are, in the event that the Company has entered into any such agreement with another non-employee Director, no less favorable than that provided to such other non-employee Director and in any event no less favorable than as in effect as of the Signing Date, and (y) the Company shall maintain in full force and effect directors’ and officers’ liability insurance containing terms that are reasonably satisfactory to the FP Investor Parties. Each Investor Director shall be covered as an insured director, in such a manner as to provide each Investor Director in his or her capacity as a Director with rights and benefits under all directors’ and officers’ insurance policies no less favorable than those provided to any other non-employee Directors.  The Company acknowledges and agrees that the Company is the indemnitor of first resort with respect to any Investor Related Party who is an officer, director or other fiduciary of the Company and its Subsidiaries (i.e., its obligations to such Person are primary and any obligation of any other Persons to which such Investor Director or its Affiliates may have rights to advancement of expenses or to indemnification for the same expenses or liabilities incurred by such Investor Related Party are secondary).

(h)  Unless and until there has occurred a Fall-Away of Investor Board Rights, for so long as the 5.0% Aggregate Beneficial Ownership Requirement is satisfied, and for so long as there is any Investor Director on the Board, a quorum of the Board shall require the Investor Director be present at such meeting of the Board.

SECTION 2.04.Step-Downs of Investor Board Rights.

(a)  Following the occurrence of the Fall-Away of Investor Board Rights, if there are one or more Investor Directors then serving on the Board, then, at the written request of a majority of the Other Directors to the FP Investor Parties, Investor Directors equal in number to the number requested by the majority of the Other Directors and specified by the FP Investor Parties (or, if the FP Investor Parties fail to do so within five Business Days of such requirement not being satisfied, specified by a majority of the Other Directors), shall immediately resign, and the FP Investor Parties shall cause such Investor Directors to immediately resign, from his or her position as a member of the Board and the committees of the Board on which such Investor Director is then a member, in each case effective as of the receipt of such notice.  For the avoidance of doubt, following the occurrence of the Fall-Away of Investor Board Rights or the 5.0% Aggregate Beneficial Ownership Requirement is no longer satisfied, the FP Investor Parties shall only have the right to designate an Observer in accordance with Sections 2.02(c) and 2.03(a)(ii).

(b)  Following the occurrence of the Fall-Away of Investor Board Rights, at the written request of a majority of the Directors to the FP Investor Parties, the Observer of the Board shall immediately resign, and the FP Investor Parties shall cause such Observer to immediately resign, effective as of the receipt of such notice, and (ii) the FP Investor Parties shall no longer have any rights with respect to Investor Directors or Observers, including under Sections 2.01, 2.02, 2.03 and this 2.04.

(c)  If prior to the Fall-Away of Investor Board Rights, the number of Investor Directors serving on the Board exceeds the number of Investor Directors that the FP Investor Parties are entitled to designate pursuant to Section 2.03(a) (the “Authorized Investor Directors”), then, at the written request of a majority of the Other Directors to the FP Investor Parties, Investor Directors equal in number to the number of Investor Directors serving in excess of the number of Authorized Investor Directors and specified by the FP Investor Parties (or, if the FP Investor Parties fail to do so within five Business Days of such requirement not being satisfied, specified by a majority of the Other Directors), shall immediately resign, and the FP Investor Parties shall cause such Investor Directors to immediately resign, from his or her position as a member of the Board and the committees of the Board on which such Investor Director is then a member, in each case effective as of the receipt of such notice.

(d)  Following the resignation of an Investor Director pursuant to Section 2.04(a) or 2.04(b), the Board shall take all necessary action to reduce the size of the Board to eliminate the vacancy created by such resignation.

SECTION 2.05.Director Qualifications.

(a)  Notwithstanding anything to the contrary in this Agreement or the Series B Certificate of Designations, the FP Investor Parties agree that, prior to and as a condition to the election to the Board of any Investor Director Designee, (x) such Investor Director Designee shall have satisfied the Director Qualification Standards (and the Company acknowledges and agrees that the Initial Investor Director Designees have satisfied such requirements as of the date hereof); provided that (1) no Investor Director Designee shall be eligible to serve on the Board if he or she has been involved in any of the events enumerated under Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act (to the extent material to his or her ability or integrity to serve as a Director) or is subject to any Judgment prohibiting service as a director of any public company and (2) if any Investor Director Designee shall fail to satisfy the Director Qualification Standards or the requirements of the preceding clause (1), the FP Investor Parties agree that such Investor Director Designee shall not be nominated or elected to the Board, and the FP Investor Parties shall have the right to designate a replacement therefor (which replacement Investor Director Designee shall be subject to the requirements of this Section 2.05), (y) each Investor Director Designee shall (and the FP Investor Parties shall cause each Investor Director Designee to) make himself or herself reasonably available for an interview and to consent to such customary reference and background checks as the Nominating Committee may reasonably request to determine such Investor Director Designee’s eligibility to serve as a Director and compliance with the Director Qualification Standards and (z) each Investor Director Designee must provide to the Company:

(i)  all information reasonably requested by the Company that is required to be or is customarily disclosed for Directors, candidates for Directors and their respective Affiliates in a proxy statement or other filings in accordance with applicable Law, any NASDAQ rules or listing standards or the Certificate of Incorporation or Bylaws or Corporate Governance Guidelines, in each case, relating to such Investor Director Designee’s nomination or election, as applicable, as a Director; and

(ii)  all information reasonably requested by the Company in connection with assessing eligibility under the Director Qualification Standards and the Committee Qualification Requirements, in each case, relating to such Investor Director Designee’s nomination or election, as applicable, as a Director.

(b)  No FP Investor Party shall be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in its sole discretion; provided, that, until there has occurred a Fall-Away of Investor Board Rights, at each meeting of the stockholders of the Company and at every postponement or adjournment thereof, the FP Investor Parties shall take all reasonable actions such that all of the shares of Series B Preferred Stock and Common Stock beneficially owned, directly or indirectly, by the FP Investor Parties and entitled to vote at such meeting of stockholders are voted in favor of the Investor Director Designee.

SECTION 2.06.Investor Consent.  Until the Fall-Away of Investor Board Rights, without the prior written consent of the FP Investor Parties, the Company shall not take (and the Board shall not authorize the Company to take) any of the following actions:

(a)  increase the size of the Board other than pursuant to Section 2.03(b);

(b)  increase the size of any committee of the Board other than pursuant to Section 2.02(a);

(c)  fill any vacancy on the Board at a time when the FP Investor Parties do not have the maximum number of Investor Directors on the Board to which they are entitled under Section 2.03(a); or

(d)  amend or alter the Director Qualification Standards, the Corporate Governance Guidelines, the policies set forth in any of the Company’s committee charters or any similar successor policies thereto, provisions of the Company’s Code of Conduct applicable to Directors, the insider trading policy applicable to Directors and any other Company rules, policies, guidelines, indemnification and exculpation applicable to Directors or Board committees, including in the Certificate of Incorporation or the Bylaws, in each case, in a manner that adversely affects in any material respect the rights of the FP Investor Parties set forth in this Agreement or the Series B Certificate of Designations or has a disproportionately adverse effect on the eligibility for office of the then sitting or proposed Investor Director relative to other then sitting Directors (in each case, other than as required by a change in applicable Law or the rules and regulations of NASDAQ after the Signing Date).

SECTION 2.07.Corporate Opportunities.  Notwithstanding anything contained herein or in any other Transaction Document, but subject to Section 5.02, the FP Investor Parties, any of their respective Affiliates and any of their respective directors, officers, employees and consultants, including any Investor Director (collectively, the “Investor Related Parties”) may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage (which may include investments or activities relating to competitors of the Company), including those competitive with the business of the Company, or other transactions in which the Company, its subsidiaries, any Director or any other stockholder may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Person (“Investor Transactions”), in each case without any prior Company, Board or stockholder notification or approval; provided, that if the Company, to an Investor’s knowledge, is considering the same Investor Transaction, such Investor will promptly notify the Company of such Investor Related Party’s interest in such Investor Transaction and cause each Director that is an Investor Related Party to recuse, if requested by the Board, himself or herself from all Board discussions and activities relating to such Investor Transaction.

SECTION 2.08.Board Obligations.  Any breach by the Board of its obligations under this Article II shall be deemed a breach by the Company of its obligations hereunder.

SECTION 2.09.No Other Rights.  The rights afforded to the FP Investor Parties pursuant to this Article II shall supersede in their entirety the rights afforded to the FP Investor Parties pursuant to Article II of that certain Investor Rights Agreement, dated as of May 2, 2016 (the “Series A Investor Rights Agreement”) and shall constitute the only rights of the FP Investor Parties with respect to the subject matter hereof.  Other than with respect to Article II of the Series A Investor Rights Agreement, this Agreement shall not supersede the Series A Investor Rights Agreement in any respect.

ARTICLE III
Registration Rights

SECTION 3.01.Registration.

Resale Shelf Registration Statement.  Subject to the other applicable provisions of this Agreement, the Company shall prepare and file within 120 days after the date hereof a registration statement covering the sale or distribution from time to time by any Investor holding Registrable Securities (the “Holders”), on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the FP Investor Parties) (the “Resale Shelf Registration Statement”) and shall use its reasonable  best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof (and in any event within 180 days after the date hereof).

(a)  Effectiveness Period.  Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(b)  Subsequent Shelf Registration.  If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration or file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing.  If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective and usable until the end of the Effectiveness Period.  Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form.  Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the FP Investor Parties.

(c)  Supplements and Amendments.  The Company shall supplement and amend any Shelf Registration if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration.

(d)  Subsequent Holder Notice.  If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(i)  if required and permitted by applicable Law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable Law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period;

(ii)  if, pursuant to clause (i) above, the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(iii)  notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to clause (i) above.

(e)  Underwritten Offering.

(i)  Subject to any applicable restrictions on transfer in this Agreement or otherwise, any of the FP Investor Parties may, after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that the FP Investor Parties may not, without the Company’s prior written consent, (x) launch more than three (3) Underwritten Offerings at the request of the FP Investor Parties within any three-hundred sixty-five (365) day period, (y) launch an Underwritten Offering the anticipated gross proceeds of which shall be less than $2,500,000 (unless the FP Investor Parties are proposing to sell all of their remaining Registrable Securities) or (z) launch any underwritten offering within the period commencing fourteen (14) days prior to and ending two (2) days following the Company’s scheduled earnings release date for any fiscal quarter or year.

(ii)  In the event of an Underwritten Offering, the FP Investor Parties shall select the managing Underwriter or Underwriters to administer the Underwritten Offering; provided that the choice of such managing Underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld, conditioned or delayed. In making the determination to consent to the FP Investor Parties’ choice of managing underwriter(s), the Company may take into account its business and strategic interests. The Company, the Investors and the Holders of Registrable Securities participating in the Underwritten Offering will enter into and perform its obligations under an underwriting agreement in customary form with the managing Underwriter or Underwriters selected for such offering.

(iii)  The Company will not include in any Underwritten Offering pursuant to this Section 3.01(f) any securities that are not Registrable Securities without the prior written consent of the FP Investor Parties.  If the managing Underwriter or Underwriters advise the Company and the Investors in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (A) first, the Registrable Securities that have been requested to be so included on the basis of the percentage of the Registrable Securities owned by such Holders and (B) second, any other securities of the Company that have been requested to be so included.

(f)  Take-Down Notice.  Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration is effective, if an Investor delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement, or supplement the Shelf Registration as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

SECTION 3.02.Piggyback Registration.

Notice of Registration.  If at any time or from time to time the Company proposes to file a registration statement under the Securities Act with respect to, or otherwise commence, a public offering of its Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, whether or not for sale for its own account (other than any registration statement filed (i) on Form S-4, Form S-8 or any substitute or successor forms or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), the Company will promptly give to each Investor written notice of such filing or commencement, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing date or commencement date (the “Piggyback Notice”) to each such Investor on behalf of the Holders of Registrable Securities.

(a)  Right to Participate.  The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement and offering the number of shares of Registrable Securities as an Investor on behalf of any such Holder may request (each, a “Piggyback Registration Statement”).  Subject to Section 3.02(c), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within five (5) Business Days after the date of the Piggyback Notice but in any event not later than one (1) Business Day prior to the filing date of a Piggyback Registration Statement. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.  The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities included in such registration statement.

(b)  Underwriting. The right of any Holder to registration pursuant to Section 3.01(f) or this Section 3.02 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided therein. If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 3.02 are to be sold in an underwritten offering, the Company shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Each Holder proposing to distribute its securities through a Piggyback Registration Statement shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the managing Underwriter or Underwriters selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the Underwriters (such underwriting agreement to be in the form negotiated by the Company or such stockholders, as the case may be).  Notwithstanding any other provision of this Section 3.02, if the managing Underwriter or Underwriters of a proposed underwritten offering with respect to which Holders have exercised their piggyback registration rights advise the Board that in its or their good faith opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions or is such as to adversely affect the success of such filing, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (i) first, (A) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration for its own account and (B) in the event such offering was initiated by holders of securities (including the FP Investor Parties) who have exercised their demand registration rights, up to the total number of securities that such holders of such securities have requested to be included in such offering, allocated pro rata among such holders on the basis of the percentage of the Registrable Securities owned by such holders, (ii) second, the Registrable Securities of the Holders that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities owned by such Holders; and (iii) third, any other securities of the Company that have been requested to be included in such offering.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing Underwriter or Underwriters, provided that such election is made prior to the earlier of (a) the effectiveness of the registration statement and (b) the time at which the offering price or the underwriter’s discount is determined with the managing Underwriter or Underwriters.  Any securities excluded or withdrawn from such underwriting (i) may be substituted by securities held by the Holders to be included in such registration; or (ii) in the event the Holders elect not to substitute any shares, may be substituted by securities held by the Company to be included in such registration; or (iii) in the event that the Holders and the Company elect not to substitute any shares, shall be withdrawn from such registration.

(c)  Right to Terminate Registration.  The Company or the holders of securities who have caused Registrable Securities to be included in a registration statement pursuant to Section 3.01 or 3.02 to be filed as contemplated by this Section 3.02, as the case may be, shall have the right to have any registration initiated by it or them, as applicable, under this Section 3.02 terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

SECTION 3.03.Registration Procedures.

Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Section 3.01 or Section 3.02, the Company will:

(i)  prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby in accordance with the applicable provisions of this Agreement;

(ii)  prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as (x) reasonably requested by any Holder (to the extent such request related to information relating to such Holder) or (y) may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Investors’ intended method of distribution set forth in such registration statement and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(iii)  respond promptly to any comments received from the SEC and, unless requested otherwise by the Holder who has initiated such registration, request acceleration of effectiveness promptly after it learns that the SEC will not review the registration statement or after it has satisfied comments received from the SEC;

(iv)  furnish, (i) to the Investors’ legal counsel, copies of the registration statement and the prospectus included therein (including each preliminary prospectus), in each case including all exhibits thereto, proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement and (ii) to the Investors and the Underwriters, such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

(v)  if requested by the managing Underwriter or Underwriters, if any, or an Investor, promptly include in any prospectus supplement or post-effective amendment such information as the managing Underwriter or Underwriters, if any, or such Investor may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-

effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 3.03(a)(v) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(vi)  in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Investors and to the Underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as such Investors or Underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(vii)  as promptly as reasonably practicable, use commercially reasonable efforts to notify the Investors at any time when (i) a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.04, at the request of an Investor, prepare as promptly as is reasonably practicable and furnish to such Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, (ii) any request by the SEC or any other regulatory body or other body having jurisdiction has been made for any amendment of or supplement to any registration statement or other document relating to such offering, or (iii) if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act;

(viii)  use reasonable best efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by an Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (B) file a general consent to service of process in any such states or jurisdictions;

(ix)  in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement, in usual and customary form and otherwise in accordance with the applicable provisions of this Agreement;

(x)  in connection with an Underwritten Offering, the Company shall cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(xi)  use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the Underwriters for sale (if such securities are being sold through Underwriters) or, solely in the case of clause (A), (D) and (E), the pricing or closing date of the applicable offering or sale (in the case of an offering with the assistance of a broker, placement agent or other agent of the Holder): (A) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to the managing Underwriter or Underwriters in an underwritten public offering, addressed to the Underwriter or Underwriters (in the case of an underwritten offering) or, if requested, in form and substance as is customarily given to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities addressed to such broker, placement agent or other agent, if any, (B) a “negative assurances letter”, dated such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering; (C) a “cold comfort” and “bring-down” letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to Underwriters in an underwritten public offering, addressed to the Underwriters, (D) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities, and (E) make available to the appropriate representatives of the underwriters, if any, and any Holder access to such information and personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

(xii)  in the event that the Registrable Securities covered by such registration statement are shares of Common Stock or shares of capital stock of the Company in a series that are otherwise listed on a securities exchange, use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock or such other shares of capital stock are then listed;

(xiii)  provide a transfer agent and registrar for all such Registrable Securities and, if requested by Underwriter(s) or the Holder, a CUSIP/ISIN number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

(xiv)  in connection with a customary due diligence review, make available, during reasonable business hours, for inspection by the Investors, any Underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Investors or Underwriter (collectively, the “Offering Persons”), at the offices where normally kept, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor);

(xv)  cooperate with the Investors and each Underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC;

(xvi)  as promptly as is reasonably practicable notify the Investors (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (D) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 3.03(a)(vii) above relating to any applicable offering cease to be true and correct or (E) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or

(xvii)  use its commercially reasonable efforts to take such other steps that are customarily taken by issuers necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

(b)  The Investors agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.03(a)(vii) or 3.03(a)(xvi)(C), the Investors shall discontinue, and shall cause each Holder to discontinue, disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Investors are advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Investors shall use commercially reasonable efforts to return, and cause the Holders to return, to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request.  As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Investors thereof.  In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Investors that such Interruption Period is no longer applicable.

SECTION 3.04.Suspension.

The Company shall be entitled on one (1) occasion in any six (6) month period, for a period of time not to exceed sixty (60) days in the aggregate in any six (6) month period and seventy-five (75) days in any twelve (12) month period to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Investors a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition, reorganization, restructuring, pending or proposed transaction or announcement or other similar transaction or action involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and an approximation of the anticipated length of such suspension. The Investors shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 3.03(a)(xiv).

(a)  If the Company defers any registration of Registrable Securities in response to an Underwritten Offering Notice or requires the Investors or the Holders to suspend any Underwritten Offering, the FP Investor Parties shall be entitled to withdraw such Underwritten Offering Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 3.01(f).

(b)  In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the total aggregated period of suspension.

SECTION 3.05.Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 3.01 and 3.02 shall be borne by the Company.  All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the applicable Holders of the Registrable Securities included in any such registration.

SECTION 3.06.Information by Holders.

The Holder or Holders of Registrable Securities included in any registration shall, and the Investors shall cause such Holder or Holders to, furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company or its Representatives may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.  It is understood and agreed that the obligations of the Company under Sections 3.01 and 3.02 are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(i)  such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable Laws to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(ii)  during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all Laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such Laws, will, and will cause their Affiliates to, among other things (A) not engage in any stabilization activity in connection with the securities of the Company in contravention of such Laws, (B) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (C) if required by applicable Law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(iii)  such Holder or Holders shall, and they shall cause their respective Affiliates to, (A) permit the Company and its Representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (B) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its Representatives to effectuate such registered offering, including opinions of counsel and questionnaires; and

(iv)  on receipt of any notice from the Company of the occurrence of any of the events specified in Section 3.03(a)(vii), 3.03(a)(xvi)(B) or 3.03(a)(xvi)(C) or that otherwise requires the suspension by such Holder or Holders and their respective Affiliates of the offering, sale or distribution of any of the Registrable Securities owned by such Holder or Holders, such Holders shall, and they shall cause their respective Affiliates to, cease offering, selling or distributing the Registrable Securities owned by such Holder or Holders until the offering, sale and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable Law.

SECTION 3.07.Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(a)  make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement;

(b)  file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)  so long as a Holder owns any Registrable Securities, furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

SECTION 3.08.Holdback Agreement. If during the Effectiveness Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of Common Stock or securities convertible into, or exchangeable or exercisable for, such securities or otherwise informs the Investors that it intends to conduct such an offering utilizing an effective registration statement or pursuant to an underwritten Rule 144A and/or Regulation S offering and provides each Investor and each Holder the opportunity to participate in such offering in accordance with and to the extent required by Section 3.02, each Investor and each Holder shall, if requested by the managing Underwriter or Underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities, in the form reasonably requested by the managing Underwriter or Underwriters, covering the period commencing on the date of the prospectus pursuant to which such offering may be made and continuing until 90 days from the date of such prospectus or such shorter period as may be agreed by the managing Underwriter or Underwriters.

SECTION 3.09.Indemnification.

Indemnification by Company.  To the extent permitted by applicable Law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Holder’s current and former officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, and each Underwriter thereof, if any, and each Person who controls any such Underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”) from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several (or actions in respect thereof) (collectively, “Losses”), to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.09)  the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.09, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action  to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal Law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

(a)  Indemnification by Holders.  To the extent permitted by applicable Law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its Representatives,  each Person who controls the Company or such Underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.09, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.09(b) payable by the Investors and any Holder exceed an amount equal to the net proceeds (after payment of Selling Expenses) received by each such Holder in respect of the Registrable Securities sold pursuant to the registration statement.  The indemnity agreement contained in this Section 3.09(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

(b)  Notification.  If any Person shall be entitled to indemnification under this Section 3.09 (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought.  The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this Section 3.09(c)) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay.  The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 3.09 only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  The indemnity agreements contained in this Section 3.09 shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  The indemnification set forth in this Section 3.09 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.  An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

(c)  Contribution.  If the indemnification provided for in this Section 3.09 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Section 3.09, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.09(d) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.09(d).  Notwithstanding the foregoing, the amount an Investor and any Holder will be obligated to contribute pursuant to this Section 3.09(d) will be limited to an amount equal to the net proceeds (after payment of Selling Expenses) received by such Investor and/or such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 3.10.Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Article III may be transferred or assigned to any Affiliate of such Holder or any investment fund managed or controlled by such Holder or its Affiliates to whom shares of Series B Preferred Stock or Common Stock are transferred pursuant to and in accordance with Section 4.02 or any other party to whom such Holder may transfer any shares of Series B Preferred Stock pursuant to Section 4.02; provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such Person agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.

SECTION 3.11.Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article III shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.  The registration rights contained in this Article III shall terminate on the date on which all shares of Common Stock issuable (or actually issued) to any of the Investors upon conversion of the Series B Preferred Stock cease to be Registrable Securities.

SECTION 3.12.Registration Default. If any of the following events shall occur (each, a “Registration Default”), then the Company shall pay Registration Default Dividends (as defined in the Series B Certificate of Designations) to the Investors as contemplated in the Series B Certificate of Designations:

(a)if a Resale Shelf Registration Statement is not filed with the SEC on or prior to the date that is 120 days after the date hereof;

(b)if a Resale Shelf Registration Statement is filed but not declared effective by the SEC (or has not become effective in the case of an automatic shelf registration statement) on or prior to the date that is 180 days after the date hereof; or

(c)if a Shelf Registration has been declared or become effective but ceases to be effective or usable for the offer and sale of the Registrable Securities (without being succeeded immediately by an effective replacement registration statement), or the Shelf Registration or prospectus contained therein ceases to be usable in connection with the resales of Registrable Securities for a period of time which exceeds one hundred and twenty (120) days in the aggregate in any consecutive 12-month period because of a suspension under Section 3.04 or otherwise; provided that, no such Registration Default Dividends shall accrue under this Section 3.12(c) if the registration statement ceases to be effective or usable for the offer, sale and resale of Registrable Securities solely as a result of requirement to file a post-effective amendment or supplement to the prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein;

provided further, however, that (i) upon the filing of the Resale Shelf Registration Statement (in the case of paragraph (a) above), (ii) upon the effectiveness of the Resale Shelf Registration Statement (in the case of paragraph (b) above), or (iii) upon such time as the Shelf Registration which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of paragraph (c) above), the Registration Default Dividends shall cease to accrue.

Commencing on the date any such Registration Default occurs, Registration Default Dividends shall accrue on the Stated Value (as defined in the Series B Certificate of Designations) of the Series B Preferred Stock, (i) at a rate of 0.25% per annum for the first 90 days from and including the date such Registration Default occurs and (ii) 0.50% per annum thereafter.  Registration Default Dividends shall cease to accrue when, (i) with respect to paragraph (a) above, the relevant filing is made and (ii) with respect to paragraphs (b) and (c) above, the relevant registration statement becomes effective.

Any amounts of Registration Default Dividends due pursuant to this Section 3.12 will be payable in cash on the next succeeding dividend payment date with respect to Preferred Dividends (as defined in the Series B Certificate of Designations) to Investors entitled to receive such Registration Default Dividends on the relevant dividend payment date for the payment of Preferred Dividends.  If any share of Series B Preferred Stock ceases to be outstanding during any period for which Registration Default

Dividends is accruing, the Company will prorate the Registration Default Dividends payable with respect to such share.  Upon the cure of all Registration Defaults then continuing, the accrual of Registration Default Dividends will automatically cease and the dividend rate borne by the Series B Preferred Stock will revert to the dividend rate otherwise in effect at such time.

If Registration Default Dividends would be payable because more than one Registration Default occurs, the Company shall only be obligated to pay Registration Default Dividends in an amount not exceeding 0.50% per annum.  Other than the Company’s obligation to pay Registration Default Dividends in accordance with this Section 3.12, the Company will not have any liability for damages with respect to a Registration Default.

ARTICLE IV
Limitations on Transfers

SECTION 4.01.Limitation on Transfer of Series B Preferred Stock. Except as otherwise permitted by this Agreement, including Section 4.02, the Investors shall not, from and after the date hereof until the earliest of (i) the date that is 6 months following the date hereof, (ii) the date of the consummation of a Fundamental Change (as defined in the Series B Certificate of Designations) and (iii) the date of a Material Company Breach (such period, the “Restricted Period”), directly or indirectly, sell, transfer, assign, or otherwise dispose of (each, a “Transfer”) any portion of or interest in any shares of Series B Preferred Stock acquired pursuant to the Purchase (including any Conversion Shares) without the prior written consent of the Company (which consent may be given or withheld or made subject to such conditions as are determined by the Company in its sole discretion).  Notwithstanding the foregoing, the Investors shall provide notice to the Company of any Transfer of any shares of Series B Preferred Stock (but not any Conversion Shares) substantially concurrent with such Transfer.

(a)  Neither the Investors nor any Affiliate of an Investor may at any time knowingly transfer any shares of Series B Preferred Stock acquired pursuant to the Purchase (including any Conversion Shares) to any Prohibited Transferee without the prior written consent of the Company (which consent may be given or withheld, or made subject to such conditions as are determined by the Company, in its sole discretion), other than in connection with the consummation of a Fundamental Change (as defined in the Series B Certificate of Designations) or as permitted by Section 4.02.

(b)  Any purported Transfer that is not in accordance with the terms and conditions of this Article IV shall be, to the fullest extent permitted by Law, null and void ab initio, and, in addition to other rights and remedies at law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.

SECTION 4.02.Permitted Transfers. Notwithstanding anything to the contrary in Section 4.01, the Investors may Transfer all or any portion of or any interest in any shares of Series B Preferred Stock or Conversion Shares as follows:

(a)  to the Company or its Subsidiaries;

(b)  pursuant to a tender offer or exchange offer made to all or substantially all of the holders of the Common Stock.

(c)  to any Affiliate of an Investor and any investment fund managed or controlled by any Investor or its Affiliates, and such permitted transferees may further Transfer all or any portion of or any interest in any shares of Series B Preferred Stock or any shares of Common Stock issued upon conversion of such shares of Series B Preferred Stock (or any dividends received thereon) to any other Affiliate and any investment fund managed or controlled by any Investor or its Affiliates; provided, however, that no such Transfer shall be permitted pursuant to this clause (c) unless and until any such permitted transferee agrees in writing for the benefit of the Company (in such customary form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement, unless such transferee is already bound by this Agreement; and

(d)  pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any of its Subsidiaries (i) that has been recommended or approved by a majority of the Board or (ii) that is a tender offer or exchange offer (A) that a majority of shares of Common Stock held by stockholders other than the Investors have been tendered or exchanged into or (B) that includes a majority minimum tender or approval condition, and, as of the tender date, all of the conditions to closing of which (including the majority minimum tender or approval condition) have been satisfied or (other than with respect to the majority minimum tender or approval condition) waived and is expiring on the tender date.

SECTION 4.03.Legend. (a) The Company may place appropriate and customary legends on the shares of Series B Preferred Stock (or the Conversion Shares) held by any of the Investors setting forth the restrictions referred to in this Article IV and any restrictions appropriate for compliance with U.S. federal securities Laws.  The Investors agree with the Company that, other than to take into account any changes in applicable securities Laws, each share of Series B Preferred Stock held by an Investor on the Closing Date shall be marked with a legend substantially in the form set forth below:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. The securities may not be offered, sold, pledged, transferred OR OTHERWISE DISPOSED OF except (1) pursuant to an exemption from registration under the Securities Act or (2) pursuant to an effective registration statement RELATING TO SUCH SECURITIES under the Securities Act, in each case in accordance with all applicable state securities laws and the securities laws of other jurisdictions.

THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT DATED MARCH 10, 2017 AMONG CONNECTURE, INC., FRANCISCO PARTNERS IV, L.P., FRANCISCO PARTNERS IV-A, L.P. AND CHRYSALIS VENTURES II, L.P., AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b)  Upon request of the applicable Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Series B Preferred Stock or Common Stock to be Transferred in accordance with the terms of this Agreement and the second paragraph of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement).

ARTICLE V

Additional Agreements

SECTION 5.01.Information and Access. Following the Closing until the Fall-Away of Investor Board Rights, the Company agrees to provide the FP Investor Parties with the following:

(a)  within 90 days after the end of each fiscal year of the Company, (i) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and (ii) audited, consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC;

(b)  within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (i) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and (ii) consolidated statements of income, comprehensive income and cash flows of the Company and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC;

(c)  reasonable access, to the extent reasonably requested by the FP Investor Parties, to the offices and the properties of the Company and its Subsidiaries, including its and their books and records, all upon reasonable notice and at such reasonable times and as often as the FP Investor Parties may reasonably request; provided that any access pursuant to this Section 5.01(c) shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries;

(d)  until the Fall-Away of Investor Board Rights, the Company shall afford the FP Investor Parties an opportunity to receive and discuss with senior management of the Company on a regular basis (it being the expectation that such discussions will occur on no more than a monthly basis), during normal business hours and without unduly interfering with the operation of the business, monthly reports regarding financial, operating, strategic and such other matters relating to the management of the Company as may be mutually acceptable to management and the Company in good faith.  At the request of the Company, such monthly calls will be open to all Directors who wish to attend; and

(e)  copies of all material, substantive materials provided to the Board at substantially the same time as provided to the Directors of the Company;

provided that, the Company shall not be obligated to provide such access or materials to the FP Investor Parties to the extent the Company determines, in its reasonable judgment, that doing so would (A) result in the disclosure of trade secrets or competitively sensitive information to third parties, (B) materially violate any applicable Law, Judgment or contract or obligation of confidentiality owing to a third party, (C) jeopardize the protection of an attorney-client privilege, attorney work product protection or other similar legal privilege, (D) be materially adverse to the interests of the Company or any of its Subsidiaries in any pending or threatened Action or (E) expose the Company to risk of liability for disclosure of personal information; (F) violate the rights of the Company’s customers; provided, that, in each case, the Company shall use commercially reasonable efforts to provide the maximum access such that clauses (A) through (F) do not apply.  In addition, notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries will be required to provide any information or materials that relate to, contain or reflect any analyses, studies, notes, memoranda and other information related to or prepared in connection with the Investment Agreement, the other Transaction Documents or any of the transactions contemplated thereby or any matters relating thereto or any transactions with or matters relating to the FP Investor Parties or any of their respective Affiliates.

Notwithstanding anything to the contrary in this Section 5.01, the FP Investor Parties shall have the right to waive their right to receive information and/or access under this Section 5.01 for such period of time as any such FP Investor Party may specify and, upon receipt of written notice of such waiver, the Company agrees to no longer provide such FP Investor Party with information and/or access for the duration of the period so specified.

SECTION 5.02.Confidentiality. Each FP Investor Party shall, and shall cause its Affiliates and Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the FP Investor Parties or their respective Affiliates or Representatives by or on behalf of the Company or any of its Representatives pursuant to Section 5.01 (collectively referred to as the “Confidential Information”); provided that the Confidential Information shall not include information that (a) was or becomes available to the public other than as a result of a disclosure by the FP Investor Parties or any of their respective Affiliates or Representatives in violation of this Section 5.02, (b) was or becomes available to the FP Investor Parties or any of their respective Affiliates or Representatives from a source other than the Company or its Representatives; provided that such source is believed by the FP Investor Parties not to be disclosing such information in violation of an obligation of confidentiality (whether by agreement or otherwise) to the Company or any of its Affiliates, (c) at the time of disclosure is already in the possession of the FP Investor Parties or any of their respective Affiliates or Representatives; provided that such information is believed by the FP Investor Parties not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company, or (d) was independently developed by the FP Investor Parties or any of their respective Affiliates or Representatives without use of any Confidential Information.  The FP Investor Parties and the Company agree that Confidential Information may be disclosed solely (i) to their Related Investment Funds, the FP Investor Parties’ Affiliates and their respective Representatives and (ii) in the event that the FP Investor Parties, any of their Affiliates, their Related Investment Funds or any of its or their respective Representatives are requested or required by applicable Law, Judgment or by a Governmental Entity (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand, summons or similar process) to disclose any Confidential Information, in each of which instances, to the extent permissible by applicable Law and reasonably practicable, such FP Investor Party, its Affiliates, its Related Investment Funds and their respective Representatives, as the case may be, shall provide notice to the Company sufficiently in advance of any such disclosure so that the Company shall have a reasonable opportunity to timely seek to limit, condition or quash such disclosure; and, provided, that, with respect to any Related Investment Fund or Affiliate of an FP Investor Party receiving Confidential Information hereunder (i) such Related Investment Fund or Affiliate of an FP Investor Party, as applicable, will agree to keep such information confidential in accordance with this Section 5.02 as though it were a party hereto and (ii) the FP Investors will remain liable for any breaches by their respective Affiliates and Related Investment Funds of this Section 5.02.

SECTION 5.03.Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction that may result in the Investors, their Affiliates and/or any Investor Director being deemed to have made a disposition of Equity Securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if any Investor Director is serving on the Board at such time or has served on the Board during the preceding six months (i) the Board will pre-approve such disposition of Equity Securities or derivatives thereof for the express purpose of exempting the Investors’, their respective Affiliates’ and the Investor Director’s interests (to the extent such Investors or their respective Affiliates may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and Capital Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition by the Investors, such Investors’ respective Affiliates, and/or the Investor Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Investors or their respective Affiliates will serve on the board of directors (or its equivalent) of such other issuer, then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its Subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b- 3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Investors, their respective Affiliates and the Investor Director (for such Investors and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

ARTICLE VI
Miscellaneous

SECTION 6.01.Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by facsimile (which is confirmed, such confirmation not to be unreasonably withheld, conditioned or delayed), or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service marked for overnight delivery) to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by like notice):

(a) If to the Company:

Connecture, Inc.
18500 West Corporate Drive, Suite 250
Brookfield, WI 53045
Attention:	Chief Financial Officer
Facsimile:	(262) 432 0075

with a copy to (which copy alone shall not constitute notice):

DLA Piper LLP (US)

401 Congress Ave. Suite 2500
Austin, TX 78701
Attention:	Samer Zabaneh
Facsimile:	(512) 457 7001

(b) If to the FP Investors:

c/o Francisco Partners Management, L.P.
One Letterman Drive, Building C – Suite 410
San Francisco, CA 94129
Attention:	Ezra Perlman, Leonid Rozkin, and Tom Ludwig
Facsimile:	(415) 418 2999

with a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP
3330 Hillview Avenue
Palo Alto, CA 94304
Attention: Adam D. Phillips, P.C.
Ross M. Leff, Esq.
Facsimile: (650) 859 7500

(c) If to Chrysalis:

Chrysalis Ventures
101 South Fifth Street, Suite 1650
Louisville, KY 40202
Attention:	Jeremy Burtel
Facsimile:	(502) 583 7648

SECTION 6.02.Amendments; Waivers. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and the FP Investors and, if such amendment or waiver shall be enforced against Chrysalis, Chrysalis.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 6.03.Counterparts and Facsimile. This Agreement may be executed in two or more identical counterparts (including by facsimile or electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by facsimile, electronic transmission or otherwise) to the other parties.

SECTION 6.04.Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

(a)  The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 6.04(c), without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 6.04) (and each party hereto acknowledges and agrees that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.04 shall not be required to provide any bond or other security in connection with any such order or injunction), this being in addition to any other remedy to which they are entitled at law or in equity.  The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, or that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.

(b)  Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware), for the purposes of any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or any arbitration or mediation tribunal (“Action”) or other proceeding arising out of this Agreement and the rights and obligations arising hereunder, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action or proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action or proceeding has been brought in an inconvenient forum.  Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 6.01 shall be effective service of process for any such Action or proceeding.

(c)  Each party hERETO Hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect OF any ACTION, CLAIM OR OTHER PROCEEDING directly or indirectly arising out of, under or in connection with this Agreement.  Each party HERETO (i) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of ANY ACTION, CLAIM OR OTHER PROCEEDING, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver voluntarily and (iv) acknowledges that it and the other parties HERETO have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this SECTION 6.04(d).

SECTION 6.05.Interpretation.  (a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The word “will” shall be construed to have the same meaning as the word “shall”.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement.  The word “or” shall not be exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”.  All references to “$” mean the lawful currency of the United States of America.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term, and references to the masculine, feminine or neuter gender shall include other gender.  Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns.  Whenever a consent, approval, designation, nomination or similar right is provided to the FP Investor Parties, such right may be exercised by a majority-in-interest of the FP Investor Parties based on the FP Investor Parties’ ownership of the Company’s Capital Stock at such time.  Each of the parties hereto has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(b)  For purposes of determining beneficial ownership, the FP Investor Parties may rely on the Company’s most recent publicly available Quarterly Report on Form 10-Q or Annual Report on Form 10-K to determine the number of issued and outstanding Equity Securities of the Company at any given time and any Person’s beneficial ownership percentage, unless the Company provides written notice to the FP Investor Parties with an updated number of Equity Securities of the Company then issued and outstanding.

(c)  In the event that the Common Stock is listed on a National Securities Exchange other than NASDAQ, all references herein to NASDAQ rules shall be deemed to be to the most comparable rule applicable to such other National Securities Exchange and all references to NASDAQ shall be deemed to be such other National Securities Exchange, in each case, mutatis mutandis.  In the event that the Common Stock is listed on both NASDAQ and any other National Securities Exchange, the Company and the FP Investor Parties shall cooperate to make any amendments to this Agreement reasonably requested by the other party; provided, that in no event shall an FP Investor Party be required to accept any changes that would result from any shares Capital Stock beneficially owned by any FP Investor Party being listed on any exchange other than a National Securities Exchange.

SECTION 6.06.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse in any material respect to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

SECTION 6.07.No Third-Party Beneficiaries. Except as expressly set forth in Section 3.08, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.

SECTION 6.08.Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided that notwithstanding the foregoing, (a) the Company shall be permitted to assign this Agreement and its rights, interests and obligations hereunder without the prior written consent of any other party hereto to the successor or surviving entity in any merger, business combination or other transaction involving a change of control of the Company and (b) this Section 6.08 shall not prohibit any Transfer permitted under Section 5.02; provided, further, that in the event of any such assignment pursuant to clause (b) or (c), the  applicable Investor will remain liable for all of its obligations under this Agreement.

SECTION 6.09.Termination.

(a)  Automatic Termination.  Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate, subject to Section 6.09(b), (i) upon the mutual written agreement of the Company and the FP Investor Parties and (ii) at such time when the FP Investor Parties no longer beneficially own shares of Capital Stock.

(b)  Survival.  In the event that this Agreement shall terminate, all provisions of this Agreement shall terminate and shall be void, except Section 5.02 and Articles I and VI and shall survive any such termination indefinitely.  The termination of this Agreement shall not relieve any party from any liability for any breach by a party of this Agreement.

SECTION 6.10.Entire Agreement, etc. This Agreement (including the Exhibits hereto), together with the Series B Certificate of Designations and the Investment Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; provided, that nothing herein shall limit, restrict, prevent or supersede the other Transaction Documents or the transaction documents related to the Series A Preferred Stock (other than with respect to Article II of the Series A Investor Rights Agreement as set forth in Section 2.09 hereof), or serve as a consent or waiver thereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

CONNECTURE, INC.

By	/s/ Vincent E. Estrada
	Name:	Vincent E. Estrada
	Title:	Chief Financial Officer

INVESTORS:

FRANCISCO PARTNERS IV, L.P.

By:	FRANCISCO PARTNERS GP iV, L.P. its General Partner

By:	FRANCISCO PARTNERS GP IV MANAGEMENT LIMITED its General Partner

By:	/s/ Ezra Perlman
	Name:	Ezra Perlman
	Title:	Co-President

FRANCISCO PARTNERS IV-A, L.P.

By:	FRANCISCO PARTNERS GP iV, L.P. its General Partner

By:	FRANCISCO PARTNERS GP IV MANAGEMENT LIMITED its General Partner

By:	/s/ Ezra Perlman
	Name:	Ezra Perlman
	Title:	Co-President

CHRYSALIS VENTURES II, L.P. (solely for purposes of Articles III, IV and VI and Section 5.03 (and related definitions))

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

By	CHRYSALIS PARTNERS II, LLC its General Partner

/s/ David A. Jones, Jr.
	Name:	David A. Jones, Jr.
	Title:	Member

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]